EXHIBIT 10.3

Sublease Agreement

This Sublease Agreement (this “Sublease”), dated as of January 7, 2013, is entered into by and between BioTime, Inc., a California corporation (“Sublandlord”), and BioTime Acquisition Corporation, a Delaware corporation (“Subtenant”).

R e c i t al s

A.            Sublandlord leases certain premises consisting of approximately 24,080 square feet in a building, plus adjoining parking areas, driveways and walkways, located at 230 Constitution Drive, Menlo Park, California, pursuant to that certain Lease dated as of January 7, 2013, between David D. Bohannon Organization, as landlord (the “Master Landlord”) and Sublandlord, as tenant (the “Master Lease”), a copy of which is attached as Exhibit A, as more particularly described therein (the “Premises”).  Capitalized terms used but not defined herein have the same meanings given in the Master Lease.

B.             Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises upon the terms and conditions provided for herein.

Now, Therefore, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

A g r e e m e n t

1.             Premises.  On and subject to the terms and conditions below, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises.

2.             Term.  The term of this Sublease (the “Term”) commenced effective as of January 7, 2013 (the “Commencement Date”) and shall expire on January 6, 2016 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof.

3.             Rent.

(a)           Rent.  Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

(i)           Base Rent.  Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) in the amount of $381,427.20 per annum payable in twelve (12) equal monthly installments of $31,785.60 on the first (1st) day of each calendar month.

(ii)          Prepaid Rent; Adjustment.  In addition to Base Rent, Subtenant shall pay Sublandlord $242,726.40 concurrently with the execution and delivery of this Sublease (the “Prepaid Rent”).  In the event that the base rent payable by Sublandlord under Section 2.1 of the Master Lease increases by $242,726.40, payable in monthly installments, the Base Rent payable by Subtenant under this Sublease shall likewise increase by such amount, payable in twelve (12) equal monthly installments of $38,528.00, plus an amount of cash equal to the excess of the new monthly base rent of $38,528.00 over the monthly base rent of $31,785.60 paid or due to be paid for each calendar month from the Term Commencement Date through the first day of the calendar month in which such payment is made (the “Adjustment Amount”) and Subtenant shall thereafter pay the new monthly Base Rent of $38,528.00.  If Subtenant shall have paid to the Prepaid Rent to Sublandlord, Sublandlord shall promptly refund to Subtenant the amount by which the Prepaid Rent exceeds the sum of the Adjustment Amount plus the additional amount of the Security Deposit payable to Sublandlord under Section 5 below.

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(iii)         Additional Rent.  In addition to Base Rent, Subtenant shall also pay to Sublandlord as “Additional Rent” on the first (1st) day of each calendar month an amount equal to the amounts payable by Sublandlord to Master Landlord under Articles 17 and Article 18 of the Master Lease.  Subtenant shall also pay all other amounts due and payable to Master Landlord under Article 11 of the Master Lease, which shall be payable to Sublandlord at least five (5) business days prior to the date such amounts are due from Sublandlord pursuant to the Master Lease (“Additional Charges”).  Notwithstanding the foregoing, except for recurring monthly installments of Additional Charges which shall be due as provided above, in no event shall payment be due less than five (5) days after receipt of written invoice by Subtenant.

(iv)        Subtenant’s Right to Review Additional Rent and Additional Charges.  No less often than annually, Sublandlord shall provide Subtenant with copies of any and all statements from Master Landlord setting forth amounts required to be paid by Sublandlord under Articles 11, 17, and 18 of the Master Lease.

(b)           Payment of Rent.  Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof.  All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 12 below.

(c)           Abatement.  In the event of any casualty or condemnation affecting the Premises which results in an abatement of rent payable by Sublandlord under the Master Lease, Rent payable by Subtenant shall be likewise be abated hereunder, but only to the extent that Rent under the Master Lease for such portion of the Premises is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or as expressly provided in Section 21(a) below.

4.             Lease Assignment Option.  Sublandlord shall have the right, but not the obligation, to assign to Subtenant all of Sublandlord’s rights and obligations under the Master Lease pursuant to Section 6.1.E of the Master Lease by giving written notice to Subtenant.  Subtenant shall cooperate with Sublandlord in effecting such assignment under the Master Lease, including executing and delivering a lease assumption or other agreement or instrument as Master Landlord and Sublandlord may reasonably request.  Upon such assignment of the Master Lease, Subtenant shall become the tenant, and shall perform any and all obligations of the tenant, under the Master Lease.

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5.             Security Deposit.  Sublandlord has provided Master Landlord with a security deposit in the amount of $31,785.60 under the Master Lease.  Subtenant shall, upon demand by Sublandlord, pay and deliver to Sublandlord $31,785.60 (“Security Deposit”) on account of the Security Deposit.  If Sublandlord is required to increase its security deposit to Master Landlord to $38,528 under the Master Lease, the Security Deposit shall likewise increase to $38,528 and Subtenant shall promptly pay to Sublandlord the excess of $38,528 over the amount of the Security Deposit then held by Sublandlord.  If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach.  If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount required to be deposited under this Section 5, within ten (10) business days after Sublandlord’s written demand.  Subtenant hereby waives any restrictions on the uses to which the Security Deposit may be put that is contained in California Civil Code Section 1950.7 or any successor statute.  Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit.  The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days after the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Premises in the condition required under the terms of this Sublease.  Notwithstanding the immediately preceding sentence, upon the assignment of the Master Lease to Subtenant, the entire Security Deposit shall automatically become the non-refundable property of Sublandlord, and Subtenant shall thereafter succeed to all of Sublandlord’s rights with respect to the security deposit paid to Master Landlord under the Master Lease.

6.             Assignment and Subletting.  Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Premises, in whole or in part, or permit the use or occupancy of the Premises by anyone other than Subtenant and Sublandlord (or any other subsidiary of Sublandlord), unless Subtenant has obtained (a) Sublandlord’s consent, which consent shall not be unreasonably withheld or delayed, and (b) Master Landlord’s consent in accordance with Article 6 of the Master Lease.  Regardless of Sublandlord’s or Master Landlord’s consent, no subletting or assignment shall release Subtenant of its obligations hereunder.  Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto (“Sublease Bonus Rent”) shall be divided equally between Sublandlord and Subtenant, after payment to Master Landlord of any amount required to be paid under the Master Lease and deduction of any brokerage and marketing fees paid to any licensed real estate broker in connection with the sublease or assignment.  All such Sublease Bonus Rent shall be determined on a dollars per square foot basis, by aggregating all subrents received by Subtenant and dividing such amount by the total number of square feet of subleased space and subtracting from such amount the Rent per square foot payable by Subtenant for such space. Notwithstanding the foregoing, Subtenant may sublet the Premises, or any portion thereof, without Sublandlord’s consent, if such sublease or assignment would be permitted without the consent of Master Landlord under Section 6.1.E of the Master Lease.

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7.             Condition of Premises.

(a)           Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Premises for Subtenant’s occupancy.

(b)           Sublandlord has not made an independent investigation of the Premises or determination with respect to the physical and environmental condition of the Premises including, without limitation, the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Premises.  No investigation has been made by Sublandlord to ensure compliance with the “Americans With Disabilities Act” (“ADA”).  ADA may require a variety of changes to the Premises, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons.  Subtenant shall rely solely on its own investigations with respect to the matters described in this Section 7.

8.             Use.  Subtenant may use the Premises for those uses permitted under the Master Lease, and for no other purpose.  Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Premises, including, but not limited to, the use thereof.  Subtenant shall not use or permit the use of the Premises in a manner that will create waste or a nuisance or violate any provision of the Master Lease.  Subtenant acknowledges and agrees that the operation and use of the Premises may require that Subtenant apply for and receive licenses and/or permits from various federal, state and local governments or agencies, and Subtenant covenants and agrees to apply for and receive such licenses and/or permits as are required.  Subtenant shall provide to Sublandlord and Master Landlord copies of any such licenses and/or permits to the extent applicable to the Premises.  Subtenant acknowledges, agrees and covenants that its occupancy, operation and use of such Premises and/or its use and handling of animals on the Premises shall be in accordance with:  (a) all applicable state and federal regulations; (b) all licenses and permits that either Subtenant or Sublandlord has received or receives in the future respecting such Premises; and (c) all policies and procedures Sublandlord or Master Landlord has reasonably promulgated respecting such Premises.

9.             Performance of Master Lease by Subtenant

(a)            Subtenant hereby assumes and agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations with respect to the Premises under the Master Lease other than payment of rent and a security deposit under Article 2 of the Master Lease, and payment of other amounts due under Articles 11, 17 and 19 of the Master Lease.  Notwithstanding anything to the contrary contained herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease and Master Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein.

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(b)           Sublandlord shall not be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Subtenant of its obligations hereunder.  Anything in the Master Lease to the contrary notwithstanding, no personal liability shall at any time be asserted or enforceable against Sublandlord’s stockholders, directors, officers or employees on account of any of Sublandlord’s obligations or actions under this Sublease.

10.           Insurance.  Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease, provided, however, any required property insurance as set forth in the Master Lease shall be required only in connection with the Premises and Subtenants’ property located therein.  Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds.  All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days’ written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of the insurance policy.  Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

11.           Default; Remedies.

(a)            Failure of Subtenant to make any payment of Rent or Additional Charges when due hereunder, or to perform any obligation or agreement of Subtenant hereunder, including but not limited to performance of obligations of Subtenant under the Master Lease, shall constitute an event of default under this Sublease.  If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims to the extent caused by such default.

(b)           If Subtenant defaults in the performance of any of its obligations under this Sublease with reference to the payment of Rent or Additional Charges and such default continues for five (5) days after the date such payment is due, or if Subtenant defaults in the performance of any other obligations under this Sublease and such default continues for a period beyond any grace period under the Master Lease applicable to such default, then, in addition to all other rights and remedies Sublandlord may have under this Sublease or under applicable law, Sublandlord shall have the following rights and remedies:

(1)         Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (Sublandlord may continue this Sublease in effect after Subtenant's breach and abandonment and recover Rent as it becomes due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations).  If Subtenant breaches any covenants of this Sublease or if any event of default occurs, whether or not Subtenant abandons the Premises, this Sublease shall continue in effect until Sublandlord terminates Subtenant's right to possession, and Subtenant shall remain liable to perform all of its obligations under this Sublease and Sublandlord may enforce all of Sublandlord's rights and remedies, including the right to recover rent as it falls due.  If Subtenant abandons the Premises or fails to maintain and protect the same as herein provided, Sublandlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the Premises, including the installation of guards, and may do all things appropriate to a re-letting of the Premises, and none of said acts shall be deemed to terminate Subtenant's right of possession, unless Sublandlord elects to terminate the same by written notice to Subtenant.  Subtenant agrees to reimburse Sublandlord on demand for all amounts reasonably expended by Sublandlord in maintaining, preserving and protecting the Premises, together with interest on the amounts expended from time to time at the maximum legal rate.  Sublandlord shall also have the right to repair, remodel and renovate the Premises at the expense of Subtenant and as deemed necessary by Sublandlord.

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(2)         Sublandlord shall have the right to terminate Subtenant's possession of the Premises, and if Subtenant's right to possession of the Premises is terminated by Sublandlord by reason of a breach of this Sublease by Subtenant, or by reason of the happening of an event of default, or by reason of abandonment of the Premises by Subtenant, Sublandlord shall be entitled, at Sublandlord’s election, to recover damages in an amount as set forth in Section 1951.2 of the Civil Code of California as then in effect, which damages shall include (1) the worth at the time of award of any unpaid rent and additional rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Subtenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; plus (4) all other amounts due Sublandlord from Subtenant under the terms of this Sublease, or necessary to compensate Sublandlord for all detriment caused by Subtenant's failure to perform its obligations under this Sublease.  The right to possession of the Premises by Subtenant should not be deemed terminated until Sublandlord gives Subtenant written notice of such termination or until Sublandlord re-lets all or a portion of the Premises.  Sublandlord shall be required to mitigate damages by making a good faith effort to re-let the Premises. As used in clauses (1) and (2) of this paragraph, the "worth at the time of award" is computed by allowing interest at the legal rate of ten percent (10%) per annum.  As used in clause (3) of this paragraph, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(3)         No right or remedy herein conferred upon or reserved to Sublandlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

12.           Notices.  All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by United States certified mail, return receipt requested, postage prepaid, or next business day courier (provided a receipt is given), and addressed as follows:

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To Sublandlord at:	BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, California 94502
Attention: Chief Financial Officer

To Subtenant at:	BioTime Acquisition Corporation
230 Constitution Drive
Menlo Park, California 94025
Attention: Chief Executive Officer

Any such notice when sent by certified mail as above provided shall be deemed duly served on the third business day following the date of such mailing.  Any such notice when sent by next business day courier as above provided shall be deemed duly served on the first business day after deposit with the courier service.

13.           Sublandlord’s Obligations.

(a)           To the extent that the provision of any services or the performance of any maintenance or repairs or any other act respecting the Premises is the responsibility of Master Landlord (collectively, “Master Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make commercially reasonable efforts, at Subtenant’s expense, to cause Master Landlord to perform such Master Landlord Obligations; provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease.  It is expressly understood that the obligations of Master Landlord to perform or provide services or repairs under the Master Lease, which are incorporated herein by reference, will in fact be furnished by Master Landlord and not by Sublandlord.  In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Premises, other than its obligation hereunder to use commercially reasonable efforts, at Subtenant’s expense, to cause Master Landlord to perform Master Landlord’s obligations under the Master Lease; provided, however, that if Sublandlord fails to use reasonable effort to cause Master Landlord to perform within ten (10) business days after receipt of written notice of such failure from Subtenant, Sublandlord agrees that Subtenant may, at Subtenant’s election, exercise such rights as Sublandlord may have to enforce or seek the enforcement of Master Landlord’s obligations under the Master Lease to the extent such obligations of Master Landlord affect the Premises, all at Subtenant’s expense.  Subtenant shall pay directly or reimburse Sublandlord upon demand for any and all costs and expenses incurred by Sublandlord in seeking or obtaining Master Landlord’s performance of Master Landlord’s obligations to provide any services or to perform any maintenance or repairs or any other act respecting the Premises.

(b)           Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Premises or the performance of the Master Landlord Obligations.  Sublandlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Sublandlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Subtenant to the Sublandlord properly specifying wherein the Sublandlord has failed to perform any such obligation.

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14.           Early Termination of Sublease.  Except as expressly set forth in this Section 15, if the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination unless said termination was a result of default by Sublandlord.  To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

15.           Consent of Master Landlord and Sublandlord.  If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease.  This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

16.           Indemnity.  Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively, “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.

17.           Brokers.  Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein.  Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

18.           Surrender of Premises.  Upon the termination or expiration of this Sublease (otherwise than through an assignment of the Master Lease), Subtenant shall surrender the Premises to Sublandlord free of hazardous materials introduced, discharged, released or placed on the Premises by Subtenant, broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted, and except for any repairs or maintenance required to be performed by Sublandlord.  In addition, Subtenant shall remove any alterations, additions and improvements constructed or installed by Subtenant (whether or not made with Sublandlord’s consent), prior to the termination of the Sublease and restore the Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense.  Any property of Subtenant not removed hereunder shall be deemed, at Sublandlord’s option, to be abandoned by Subtenant and Sublandlord may store such property in Subtenant’s name at Subtenant’s expense, and/or dispose of the same in any manner permitted by law.

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19.           No Third Party Rights.  The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns.  Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

20.           Quiet Enjoyment.  Subtenant shall peacefully have, hold and enjoy the Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein.

21.           Damage and Destruction.

(a)           Termination of Master Lease.  If the Premises is damaged or destroyed and Master Landlord or Sublandlord exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the casualty.  In the event of any such termination, Sublandlord shall use good faith efforts, at no cost to Sublandlord, to assist  Subtenant to enter into a direct lease with Master Landlord if Subtenant so desires.  If the Master Lease imposes any repair or restoration obligation on Sublandlord, Subtenant shall be responsible for all such obligations as they relate to the Premises.

(b)           Continuation of Sublease.  If the Master Lease or this Sublease is not terminated following any damage or destruction, this Sublease shall remain in full force and effect, and Rent shall be abated in accordance with Section 3(c) of this Sublease.

22.           Eminent Domain.  If all or any part of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose, this Sublease may be terminated as of the date of title vesting in such proceeding by Sublandlord, without first obtaining the consent of Subtenant.

23.     Estoppel Certificates.

(a)           Subtenant shall at any time during the Term, within ten (10) days after written notice from Sublandlord or Master Landlord, execute, acknowledge and deliver to Sublandlord or Master Landlord or, at Sublandlord's or Master Landlord’s request, Master Landlord's mortgagee, an estoppel certificate in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord or Master Landlord hereunder or under the Master Lease, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested by Sublandlord, Master Landlord or a prospective or actual lender making a loan to Sublandlord or Master Landlord.  Any such certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.  Subtenant's failure to deliver such certificate within such time shall be conclusive upon Subtenant that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord or Master Landlord; that there are no uncured defaults in Sublandlord’s or Master Landlord's performance; and that not more than one month's Rent has been paid in advance.

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(b)           Sublandlord shall at any time during the Term, within ten (10) business days of each request from Subtenant, execute, acknowledge and deliver to Subtenant an estoppel certificate in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Sulandlord's knowledge, any uncured defaults on the part of Subtenant hereunder or under the Master Lease, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested by Sutenant or a prospective or actual lender making a loan to Subtenant.  Any such certificate may be conclusively relied upon by any prospective lender to Subtenant.

24.     Signage. Subtenant shall be entitled, at its sole cost and expense, to such signage as may be permitted under the Master Lease, subject to such consent of Master Landlord as may be required under the Master Lease.

25.           Miscellaneous.

(a)           This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.  This Sublease represents the entire agreement of Sublandlord and Subtenant with respect to the subject matter hereof.  This Sublease may not be amended except by a written instrument executed by both parties hereto.

(b)           Sublandlord and its designee shall have the right during reasonable business hours to enter the Premises except restricted areas as established by or on behalf of the Federal Government for security purposes (and in emergencies at all times), (i) to inspect the same, (ii) for any purpose connected with Landlord's rights or obligations under this Sublease and, (iii) for all other lawful purposes.

(c)           Subtenant shall not be entitled to make repairs at Sublandlord's or Master Landlord’s expense, and Subtenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Sublandlord’s and Master Landlord's obligations for tenantability of the Premises and Subtenant's right to make repairs and deduct the expenses of such repairs from rent.

(d)           This Sublease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist.

(e)           This Sublease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Sublease or the Master Lease.  If any provision of this Sublease or the Master Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

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(f)            If Subtenant holds over after the Expiration Date, then such holding over shall be construed as a tenancy from month to month at a Rent double that provided for under Section 3 for the principal Term of this Sublease.

(g)           As used in this Sublease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include corporation, firm or association.

(h)           If any lawsuit or proceeding shall be commenced with respect to the rights, obligations, or duties of any of the parties under this Sublease, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys' fees actually incurred.

(i)            Time is and shall be of the essence of this Sublease and all of the terms, provisions, covenants and conditions hereof.

(j)             Subtenant agrees that its interest in this Sublease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the Premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof.  Subtenant shall, at the request of Sublandlord or Master Landlord or any mortgagee, trustee or holder of any such security instrument, execute in writing an agreement subordinating Subtenant’s rights under this Sublease to the lien of such mortgage, deed of trust and/or other security indenture.  If any mortgagee, trustee or holder of such security instrument elects to have the Subtenant's interest in this Sublease superior to any such instrument by notice to Subtenant, then this Sublease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Sublease was executed before or after said mortgage, deed of trust and/or security indenture.

In Witness Whereof, the parties have executed this Sublease as of the date first written above.

BioTime, Inc.

By:	s/Robert W. Peabody

Title:	Sr. VP and Chief Operating Officer

BioTime Acquisition Corporation

By:	s/Thomas Okarma

Title:	Chief Executive Officer

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Exhibit A

Master Lease

A-1

TENANT:  BIOTIME

LEASE

A-1

BUSINESS PARK LEASE

THIS LEASE is made this 7th day of January, 2013 (the “Effective Date”), between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord," and BIOTIME, a California corporation, herein referred to as "Tenant".

WITNESSETH:

ARTICLE  1 - Premises and Term

Section 1.1.      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises (as described in Exhibit "A" and located substantially as shown on Exhibit "B" attached hereto) upon and subject to the terms and provisions of this Lease for a demised term of three (3) years (plus any partial period prior to the commencement of the first full calendar month), commencing one (1) day after Landlord delivers possession of the demised premises to Tenant (in no event later than January 7, 2013) (the “Term Commencement Date”), and ending on the last day of the third (3rd) year (exclusive of such partial period, if any) after such Term Commencement Date.

ARTICLE  2 - Rent

Section 2.1.      Tenant covenants and agrees to pay to Landlord without set-off, recoupment, deduction or demand of any nature whatsoever, base rent for each year during the demised term in the amount of Three Hundred Eighty One Thousand Four Hundred Twenty Seven and 20/100 Dollars ($381,427.20) per annum, payable in twelve (12) equal monthly installments of Thirty One Thousand Seven Hundred Eighty Five and 60/100 Dollars ($31,785.60) (subject to increase pursuant to the following paragraph).  Base rent shall be paid monthly in advance on the first (1st) day of each calendar month commencing on the Term Commencement Date.

In addition to the above base rent, within fifteen (15) business days after the Effective Date, Tenant shall issue shares of Tenant’s common stock to Landlord with an aggregate value at least equal to the amount of Two Hundred Forty Two Thousand Seven Hundred Twenty Six and 40/100 Dollars ($242,726.40) based on the average closing price of Tenant’s common shares as reported on the NYSE MKT for the ten (10) trading days immediately prior to the Effective Date pursuant to a stock purchase agreement in form attached hereto as Exhibit “E”, and such agreement shall be entered into by the parties on or before the Effective Date herein.  In the event Tenant does not file with the Securities and Exchange Commission either (i) a prospectus supplement covering the issuance of the shares to Landlord under Tenant’s shelf registration statement, or (ii) a new registration statement, so as to permit a non-underwritten public offering and resale of the shares by Landlord pursuant to the stock purchase agreement, within one hundred twenty (120) days after the Closing Date of the stock purchase agreement (i.e., 120 days plus 15 business days after the Effective Date herein), then Landlord may elect to return the BioTime shares to BioTime, whereupon the base rent payable by Tenant pursuant to this Section 2.1 shall instead be the amount of Four Hundred Sixty Two Thousand Three Hundred Thirty Six Dollars ($462,336.00) per annum, payable in twelve (12) equal monthly installments of Thirty Eight Thousand Five Hundred Twenty Eight Dollars ($38,528.00), and Tenant shall pay Landlord such increased base rent for the three year demised term of this Lease.  Landlord shall make such election by delivering to Tenant written notice accompanied by the certificate(s) evidencing the BioTime common shares which were previously issued to Landlord, duly endorsed by Landlord for transfer to Tenant.  Within ten (10) days after receipt of such written notice and stock certificate(s) so endorsed for transfer, Tenant shall pay to Landlord an amount of cash equal to the excess of the new monthly base rent of $38,528.00 over the monthly base rent of $31,785.60 paid or due to be paid for each calendar month from the Term Commencement Date through the first day of the calendar month in which such payment is made and Tenant shall thereafter pay the new monthly base rent.

Section 2.2.      For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the demised term and the succeeding anniversaries thereof.  For any period prior to the commencement of the first year or subsequent to the end of the last year of the demised term, rent shall be prorated on the basis of the rental rate then payable.

Section 2.3.      All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at Sixty 31st Avenue, San Mateo, California  94403-3497, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

Section 2.4.       Upon execution of this Lease, Tenant shall pay to the Landlord the following:

(A)          Thirty One Thousand Seven Hundred Eighty Five and 60/100 Dollars ($31,785.60) which shall be applied by Landlord to the first base rent to become due and payable under this Lease, and

(B)           Thirty One Thousand Seven Hundred Eighty Five and 60/100 Dollars ($31,785.60) (which shall be increased to $38,528.00 if the base rent increases pursuant to Section 2.1 above, payable by Tenant along with any unpaid base rent pursuant to the provisions of Section 2.1 above) which shall be held as a Security Deposit pursuant to the terms of Section 19.9.

Section 2.5.      In addition to base rent under Section 2.1., all other payments to be made under this Lease by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term "rent" wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of base rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of base rent.

Section 2.6.      Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued.  Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

ARTICLE 3 - Landlord's Work - Tenant's Work

Section 3.1.       Landlord shall not be required to perform any work in the demised premises; and Tenant accepts the demised premises in an "as is" condition.

Section 3.2.      Any work to be performed in the demised premises shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord's architect before work is commenced.  Within ten (10) days following Tenant’s completion thereof, Tenant shall furnish Landlord with a complete set of the final “For Construction” plans therefor in AutoCAD format, including all x-refs, fonts and plot files.

ARTICLE  4 - Streets

Section 4.1.      Tenant agrees to require employees, and to direct customers and other persons visiting Tenant, to park in the parking area provided in the Parking and Accommodation Areas and to allow Landlord to post the streets for no parking.

ARTICLE  5 - Utility Services

Section 5.1.      Landlord has at its own cost and expense secured the installation of water, gas, sanitary sewers and electrical services to the demised premises and made all necessary connections thereof to the building.  Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used on the demised premises and sewer use fees and charges whether ad valorum or not and any so called "sewer connection charges" based on increased wastewater discharge from the demised premises exclusively.  Tenant shall maintain such connections of utilities to the demised premises and the building.

Section 5.2.       Landlord shall not be liable to Tenant for the failure of any utility services.

ARTICLE  6 - Assignment - Change of Ownership

Section 6.1.

A.            Except as otherwise provided herein (including Section 6.1.E below), Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage or hypothecate this Lease or the Tenant's interest in and to the demised premises without first procuring the written consent of Landlord.  Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person.  Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld provided that the proposed assignee or sublessee shall have: (i) a net worth, at the time of the assignment or sublease, determined in accordance with good accounting principles, equal to or in excess of the net worth of Tenant at the date of the Lease; (ii) been active in its current business for a minimum of three (3) years immediately prior to the assignment or sublease; and (iii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than sixty (60) days notice prior to the effective date of any such assignment or sublease, and Landlord shall have the option to terminate this Lease with respect to the space to be assigned or subleased by notice to Tenant given within thirty (30) days of Landlord's receipt of Tenant's notice.  Nothing herein contained shall relieve Tenant and any Guarantor from its covenants and obligations for the demised term.  Tenant agrees to reimburse Landlord for Landlord's reasonable outside attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership, mortgage or hypothecation of this Lease or Tenant's interest in and to the demised premises.  If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent:

(a)            in the case of each and every assignment, an amount equal to ALL monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings); and

(b)            in the case of each and every sublease, ALL rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease, LESS all base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease).

B.            Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord.  One (1) executed copy of such written instrument shall be delivered to Landlord.  Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

C.            If Tenant hereunder is a corporation which does not have a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or does not otherwise file periodic reports under Section 13 of the Exchange Act, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Section 6.1.

D.           The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this Section 6.1.

E.            Notwithstanding any other provision of this Lease to the contrary, Tenant may, without the consent of or notice to Landlord, sublease the demised premises or any part thereof, or may share the use of the demised premises in whole or in part, with one or more of Tenant’s Affiliates, provided such Affiliates comply with all of the provisions of this Lease (other than the covenant to pay rent).  As used herein, “Affiliate” means any corporation, limited liability company, partnership, or other business entity which is controlled by, in control of, or under common control with Tenant.  In addition, Tenant may, without the consent of Landlord, assign this Lease to BioTime Acquisition Corporation (“BAC”) at any time after one of the following events has occurred: (a) BAC has obtained at least Ten Million Dollars ($10,000,000) in equity capital through the sale of capital stock for cash, or (b) BAC has a class of capital stock registered under Section 12 of the Exchange Act; provided that BAC shall agree in writing, in form reasonably satisfactory to Landlord, to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord, without any modification of this Lease.  Tenant shall provide Landlord with the following no later than ten (10) days prior to the effective date of the proposed assignment: (i) evidence of the satisfaction of the conditions to the assignment stated hereinabove as reasonably determined by Landlord, and (ii) a copy of the proposed assignment agreement.  The provisions of Section 6.1.B shall apply to such assignment.  Nothing herein contained shall be construed as releasing Tenant from any of its liabilities or other obligations hereunder, including the payment of rent, (1) at any time during the demised term of this Lease with respect to an assignment of the Lease or sublease of the demised premises to an Affiliate (except BAC), and (2) for the period from the Effective Date through the effective date of the assignment to BAC, with respect to an assignment of the Lease to BAC.

Section 6.2.     Landlord's rights to assign this Lease are and shall remain unqualified.  Upon any sale of the demised premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

ARTICLE  7 - Tenant's Additional Agreements

Section 7.1.      Tenant agrees at all times during the demised term to: (A) Keep the demised premises in a neat and clean condition.  (B) Promptly remove all waste, garbage or refuse from the demised premises.  (C) Promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the demised premises unless the same are made necessary by act or work performed by Tenant or the nature of Tenant's business.  (D) Prevent the escape from the demised premises of all fumes, odors and other substances which are offensive or may constitute a nuisance or interfere with other tenants.

Section 7.2.     Tenant agrees that it will not at any time during the demised term without first obtaining the Landlord's written consent: (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises.  (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises.  (C) Change the exterior color of the building on the demised premises, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord.  (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant's use.  (E) Use the plumbing facilities for any purpose other than that for which they were constructed or dispose of any foreign substance therein.  (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts.  (G) Deface any portion of the building or improvements on the demised premises, normal usage excepted.  In the event any portion of the building is defaced or damaged, Tenant agrees to repair such damage.  (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal containers so located as not to be visible to members of the public.  (I) Install, maintain or operate any sign except as approved in writing by Landlord.  (J) Store materials, supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises.  (K) Use the demised premises for retail, commercial or residential purposes.  (L) Use, store, generate or dispose of any "hazardous material", "hazardous substance" or "hazardous waste" as those terms are defined from time to time under applicable laws and regulations, except in compliance with applicable federal and state laws, but subject to Section 7.4 below.

Section 7.3.      Tenant agrees that it will not at any time during the demised term: (A) Perform any act or carry on any practice which may injure the demised premises.  (B) Burn anything in or about the demised premises.  (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways or areaways.  (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose.  (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

Section 7.4.     Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon request of Landlord.

Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the demised premises due to Tenant's use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of Landlord and any governmental body having jurisdiction thereover.  Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys' fees) incurred by Landlord as a result of Tenant's breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution, regardless of whether such liability, cost, or expense arises during or after the demised term, unless such liability, cost or expense is proximately caused solely by the active negligence of Landlord.

Tenant shall pay all amounts due Landlord under this section, as additional rent, within ten (10) days after any such amounts become due.

Tenant shall, at least thirty (30) days prior to the termination of the demised term, or any earlier termination of this Lease, submit a plan to the Menlo Park Fire Protection District in accordance with applicable provisions of the Uniform Fire Code, with a copy to Landlord, demonstrating how any hazardous materials which were stored, dispensed, handled or used in, at or upon the demised premises will be transported, disposed of or reused at the expiration or sooner termination of the demised term of this Lease; and Tenant shall, at the expiration or sooner termination of the demised term, comply with all applicable laws, regulations, rules and orders of any governmental body having jurisdiction thereover (including without limitation the Menlo Park Fire Protection District) regarding the disposal of any such hazardous materials.

Tenant’s obligations under this Section 7.4. shall survive the expiration or earlier termination of this Lease, including without limitation any termination resulting from any default by Tenant under the Lease.

ARTICLE  8 - Use of Premises

Section 8.1.     Tenant shall use the demised premises solely for general office, biomedical research and development and related product production, and for no other purposes without Landlord's written consent.

Section 8.2.     Tenant covenants and agrees that it will not knowingly use or permit to be used the demised premises or any part thereof for any unlawful purpose whatsoever.  Tenant shall obtain and maintain all governmental licenses and permits required for the lawful and proper conducting of Tenant’s business in the demised premises.

ARTICLE  9 - Indemnity and Public Liability Insurance

Section 9.1.      Tenant agrees to indemnify and save harmless Landlord from and against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in or about the demised premises, the sidewalks (if any) adjoining the same and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys' fees and court costs.

Section 9.2.      Tenant agrees to maintain in full force during the demised term a policy of public liability and property damage insurance under which Landlord (and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance) and Tenant are named as insureds, and the insurer agrees to indemnify and hold Landlord and Landlord's said designees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damage mentioned in Section 9.1.  All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant.  Each such policy shall be approved as to form and insurance company by Landlord, such approval not to be unreasonably withheld, be noncancelable with respect to the Landlord and Landlord's said designees without twenty (20) days' written notice to the Landlord and Landlord's said designees, and a duplicate original or certificate thereof shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to expiration of the term of each policy.  The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property, combined single limit.  All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.  Notwithstanding anything contained herein to the contrary, all insurance carried by Tenant shall be issued by responsible insurance companies licensed to do business in the State of California with an A.M. Best Company rating of A- VIII or better.

If Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide duplicate originals or certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance; and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

Section 9.3.      Tenant agrees to use and occupy the demised premises, the Parking and Accommodation Areas and to use all other portions of the Business Park (which it is herein given the right to use) at its own risk and hereby releases to the full extent permitted by law the Landlord, and its agents, servants, contractors, and employees, from all claims and demands of every kind resulting from any accident, damage or injury occurring therein.  Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant.  The provisions of this Section shall apply during the whole of the demised term.

ARTICLE 10 - Fire Insurance and Casualty

Section 10.1.    If the building on the demised premises should be damaged or destroyed during the demised term by any casualty insurable under Landlord's standard fire and extended coverage insurance policies, Landlord shall (except as hereinafter provided) repair and/or rebuild the same to substantially the condition in which the same existed immediately prior to such damage or destruction.  Landlord's obligation under this Section shall in no event exceed either (A) the scope of the work done by Landlord in the original construction of such building, or (B) the proceeds of any such insurance policy if Landlord keeps the building and the demised premises insured against loss or damage by such fire and extended coverage insurance to the extent of at least eighty percent (80%) of the insurable value of the building if reasonably obtainable from responsible insurance companies licensed to do business in California, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises.  Tenant shall in the event of any such damage or destruction, unless this Lease shall be terminated as hereinafter provided, be responsible for replacing or repairing all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant.  Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

Section 10.2.    Tenant's base rent shall be abated proportionately during any period in which, by reason of any such damage or destruction, the building is rendered partially or totally untenantable.  Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

Section 10.3.   If the building on the demised premises should be damaged or destroyed to the extent of 33-1/3% or more of the then monetary value thereof by an event described in Section 10.1., then Landlord may terminate this Lease by written notice to Tenant.

If Landlord does not elect to terminate this Lease then Landlord shall repair and/or rebuild the same as provided in Section 10.1.  If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary.  The Landlord's obligation under this Section shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises.

Section 10.4.    Tenant agrees to comply with all of the regulations and rules of the Insurance Service Office or any similar body and will not do, suffer, or permit an act to be done in or about the demised premises which will increase any insurance rate with respect thereto.

Section 10.5.    Tenant agrees, in addition to any rent provided for herein, to pay to the Landlord the cost of the fire and extended coverage insurance policy carried by Landlord on the demised premises during the entire demised term or any renewal or extension thereof.  This Section expressly permits the Landlord to carry standard fire and extended coverage policies to the extent of one hundred percent (100%) of the insurable value.

Section 10.6.   During the demised term, Tenant shall carry, at its expense, insurance against loss and damage by fire including “Special Perils” provisions for the full insurable value of Tenant's merchandise and personal property, including wall coverings, carpeting and drapes, and the trade fixtures, furnishings and operating equipment in the demised premises, whether supplied by Tenant or existing in the demised premises upon commencement of the Lease.  Landlord and Landlord's mortgagee shall be named as additional insureds under said policy, which shall be noncancellable with respect to Landlord and Landlord's mortgagee without twenty (20) days' prior written notice.  A certificate evidencing such coverage shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to the expiration of the term of such policy.  Such insurance shall be written as a primary policy, not contributing with and not in excess of coverage Landlord may carry.  If Tenant shall not comply with its covenants to maintain said insurance, or if Tenant fails to provide a certificate thereof to Landlord, Landlord may, but shall not be required to, obtain any such insurance, and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

Section 10.7.   In the event the building on the demised premises shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's fire and extended coverage insurance, to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage, commence repair, reconstruction or restoration of the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the building, in which event this Lease shall cease and terminate.  In either such event Landlord shall give Tenant written notice of its intention within said ninety-day period.

Section 10.8.    Upon any termination of this Lease under the provisions of this Article 10, the rent shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid, and except for obligations that are designated as surviving such termination.

Section 10.9.    Notwithstanding anything in this Article 10 or elsewhere in this Lease to the contrary, Landlord may maintain any insurance on the demised premises that Landlord deems necessary or advisable, including, but not limited to, any rental insurance, owner's protective liability insurance or any insurance required by any mortgagee of Landlord; and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay under the terms hereof.

ARTICLE  11 - Repair

Section 11.1.    Landlord agrees, at Landlord's sole expense, to maintain and repair the roof structure (not including the roof membrane), exterior walls and foundation and repair structural defects of the building on the demised premises throughout the life of the Lease.  Structural defects and maintenance shall not be deemed to include cracks or fissures in walls or floors, nor the requirement of painting or caulking.

Section 11.2.    Tenant agrees during the demised term or any extension thereof to maintain the interior of the building on the demised premises, and every part thereof, except as to work to be performed by Landlord under Sections 11.1. and 11.3.  Tenant further agrees to clean, inside and out, all of the glass on the exterior of the building.  If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of the need for said maintenance, have the right to perform, or cause to be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord's costs of providing such maintenance.  Landlord’s reservation of the right to enter upon the demised premises to perform any repairs or maintenance or other work in, to, or about the demised premises which in the first instance is the Tenant’s obligation pursuant to this Lease shall not be deemed to impose any obligation on Landlord to do so, nor shall Landlord be rendered liable to Tenant or any third party for the failure to do so, and Tenant shall not be relieved from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

Section 11.3     Landlord shall provide the following services and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease, on demand reimburse Landlord for Landlord's gross costs of: (i) maintaining, repairing and replacing the roof; (ii) painting, maintaining and repairing the exterior of the building; (iii) maintaining, repairing and replacing the elevator and elevator equipment room (if any); (iv) maintenance and repair associated with the mechanical and electrical rooms; (v) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord's expense per Section 11.1.  Tenant shall also, on demand, reimburse Landlord for Landlord's gross costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant.  Landlord's said gross costs as used in this Section 11.3. shall include all costs and expenses of every kind or nature incurred by Landlord in the performance of such maintenance, repair or replacements and Landlord's determination of the amount of said costs and expenses will be final.

Section 11.4.    If during the term of this Lease Landlord or Landlord's insurance carrier requires the installation of a specialized fire control system, or any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises, then said system or device shall be installed at the sole cost of the Tenant within the time specified.

Section 11.5.    Notwithstanding the provisions of Sections 11.3 and 18.3 hereof to the contrary, Tenant’s obligation to reimburse Landlord for (i) costs associated with the replacement (as opposed to repairs and maintenance) of the roof membrane and underlayment, and the heating, ventilating and air-conditioning units furnished by Landlord (but specifically excluding heating, ventilating and air-conditioning units which serve the clean room and labs), and (ii) the cost of any other capital improvement made by Landlord pursuant to Article 11 and/or Article 18 of this Lease during the demised term and required under good accounting practice to be amortized, shall be limited to a proportionate share of such replacement costs (the "Reimbursement Amounts") calculated as follows:

(a)           if such costs are incurred during the initial demised term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the original demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

(b)           if such costs are incurred during any extended term or holding over period of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including any extended term or holding over period) and the denominator of which is the number of days in the estimated useful life of the replacement.

If a Reimbursement Amount has been determined under subsection (a) above with respect to any replacement costs, and Landlord and Tenant subsequently agree to extend the term of this Lease, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the extended term or holding over period of this Lease and the denominator of which is the number of days in the estimated useful life of the replacement.

The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord.  Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease using an interest rate equal to ten percent (10%) per annum.

The limitations on Tenant's liability for expenses hereunder shall in no event apply to any costs for replacements occasioned by (x) Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant's business, all of which costs shall be borne solely by Tenant.

Landlord may bill Tenant monthly for one-twelfth of the estimated costs to be reimbursed by Tenant under this Section 11.5, subject to an annual reconciliation after the end of each lease year.  At Tenant’s written request, in connection with the annual reconciliation, Landlord shall furnish to Tenant a statement showing the costs incurred, in reasonable detail, the estimated payments made by Tenant, and the amount of any overpayment or underpayment.  Tenant shall pay to Landlord the amount of any underpayment within thirty (30) days after receipt of the statement, and Tenant shall be entitled to credit the amount of any overpayment against the next payments of rent due hereunder, except that following the expiration of the term hereof, Landlord shall, provided Tenant is not in default under this Lease, pay to Tenant the amount of any overpayment at the time it furnishes the statement to Tenant.

ARTICLE  12 - Fixtures & Alterations

Section 12.1.   All trade fixtures owned by Tenant and installed in the demised premises shall remain the property of Tenant and may be removed from time to time and shall be removed at the expiration of the demised term.  Tenant shall repair any damage to the demised premises caused by the removal of said fixtures.  If Tenant fails to remove such fixtures on or before the last day of the demised term, all such fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal.  Landlord may also, at Landlord's sole discretion, store such fixtures at Tenant's expense.

Section 12.2.   Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent shall not be unreasonably withheld provided same do not involve the exterior of the building, the building structure, or materially affect the mechanical, electrical or life safety systems.  Any such alterations, additions or improvements shall comply with all applicable codes and standards, shall be consented to by Landlord, and shall be made at Tenant's sole cost and expense in accordance with the plans and specifications therefor.  Within ten (10) days following Tenant’s completion thereof, Tenant shall furnish Landlord with a complete set of the final “For Construction” plans therefor in AutoCAD format, including all x-refs, fonts and plot files.  Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys' fees) and any and all liens resulting therefrom.  All alterations, decorations, additions and improvements (and expressly including all light fixtures and floor coverings installed by Tenant), except furniture, removable paneling, wall fixtures, trade fixtures, appliances and equipment which do not become a part of the demised premises, shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the demised term.  Upon the expiration or sooner termination of the demised term hereof, Tenant shall, at Tenant's sole cost and expense, forthwith remove (i) all alterations, decorations, additions or improvements installed by or for Tenant, and (ii) all wiring installed by or for Tenant in the demised premises and/or the building, unless excused from doing so in writing by Landlord, and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal.  In the event Tenant does not so remove all such alterations, decorations, additions, improvements and wiring from the demised premises and/or the building, or repair any damage caused by such removal, then Tenant agrees that Landlord may apply such sums from the Security Deposit, or recover such sums from Tenant by judgment if Tenant did not provide a Security Deposit, or if insufficient funds exist in the Security Deposit, to compensate Landlord for the removal and disposal of any of the same and/or repair of any damage therefrom to the demised premises or the building.

ARTICLE  13 - Remedies

Section 13.1.    Should Tenant default in the performance of any of its obligations under this Lease with reference to the payment of rent and such default continue for five (5) days after the date such payment is due, or should Tenant default in the performance of any other obligations under this Lease and such default continue for thirty (30) days after receipt of written notice from Landlord specifying such default or beyond the time reasonably necessary to cure if such default is of a nature to require more than thirty (30) days to remedy, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

(1)           The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).  If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant's right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord's rights and remedies, including the right to recover rent as it falls due.  If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the installation of guards, and may do all things appropriate to a re-letting of the demised premises, and none of said acts shall be deemed to terminate Tenant's right of possession, unless Landlord elects to terminate the same by written notice to Tenant.  Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the maximum legal rate.  Landlord shall also have the right to repair, remodel and renovate the demised premises at the expense of Tenant and as deemed necessary by Landlord.

(2)           Landlord shall have the right to terminate Tenant's possession of the Premises, and if Tenant's right to possession of the Premises is terminated by Landlord by reason of a breach of this Lease by Tenant, or by reason of the happening of an event of default, or by reason of abandonment of the Premises by Tenant, Landlord shall be entitled, at Landlord’s election, to recover damages in an amount as set forth in Section 1951.2 of the Civil Code of California as then in effect, which damages shall include (1) the worth at the time of award of any unpaid rent and additional rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (4) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant's failure to perform its obligations under this Lease.  The right to possession of the Premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the Premises.  Landlord shall be required to mitigate damages by making a good faith effort to re-let the Premises.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at the legal rate of ten percent (10%) per annum.  As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(3)           No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

Section 13.2.   Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.

ARTICLE  14 - Bankruptcy

Section 14.1.   Tenant shall give written notice to Landlord of its intention to commence proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed, at least thirty (30) days prior to the commencement of such proceedings.

Section 14.2.     If any of the following events occur:

(1)           The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;

(2)            The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts;

(3)           The assignment of the property of Tenant for the benefit of creditors;

(4)           The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed;

(5)           The failure of Tenant to give written notice to Landlord provided for in Section 14.1. above;

then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the demised term.  Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as herein provided.

ARTICLE 15 - Surrender of Premises

Section 15.1.    Tenant shall, upon termination of the demised term, or any earlier termination of this Lease, surrender to Landlord the demised premises, including, without limitation, all building equipment and apparatus, and fixtures (except as provided in Sections 12.1. and 12.2.) then upon the demised premises without any damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, acts of God, fire and other perils to the extent the demised premises are not required to be repaired or restored as hereinbefore provided, and Tenant shall dispose of any hazardous materials stored, dispensed, handled or used in, at or upon the demised premises in accordance with the provisions of Section 7.4.

ARTICLE 16 - Eminent Domain

Section 16.1.   If more than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, Tenant shall have the right to elect either to terminate this Lease, or, subject to Landlord's right to terminate the Lease pursuant to Section 16.4, to continue in possession of the remainder of the demised premises and shall notify Landlord in writing within ten (10) days after such taking of Tenant's election.  In the event less than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken or Tenant elects to remain in possession, as provided in the first sentence hereof, all of the terms herein provided shall continue in effect, except that the base rent shall be reduced in the same proportion that the floor area of the building on the demised premises taken bears to the original floor area of the building on the demised premises, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the building so as to constitute the portion of the building not taken a complete architectural unit and the demised premises a complete unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building.  From and after the taking date, and during Landlord’s alteration and repair work, rent shall proportionately abate to the extent any portion of the demised premises is rendered inaccessible or not usable by Tenant as a result of such taking or Landlord’s alteration and repair work.

Section 16.2.    Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

Section 16.3.    All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises; provided however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation which is to be computed on the basis of completely depreciating such leasehold improvements during the initial term of this Lease, and any award made to Tenant in excess of the then depreciated value of leasehold improvements shall be payable to the Landlord.

Section 16.4.     If more than thirty-three percent (33%) of the floor areas of the building on the demised premises shall be taken under power of eminent domain, or if any part of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

Section 16.5.    If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorata refund of any rent and all deposits paid by Tenant in advance and not yet earned.

ARTICLE 17 - Real Property Taxes

Section 17.1.    Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises.  Taxes shall be prorated to lease years for purpose of making this computation.  Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord's written statement setting forth the amount of such computation thereof.  If the demised term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenant's liability for taxes for the last partial lease year shall be prorated on an annual basis.

Section 17.2.   If the demised premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.  Landlord's reasonable determination thereof, in good faith, shall be conclusive.

Section 17.3.   Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property contained in the demised premises or elsewhere.  Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

Section 17.4.  In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any surcharges, fees, and any similar charges required to be paid by any instrumentality of local, state or federal government in connection with parking in the parking area, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs, replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements maintained in this Article either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord on account of governmental requirements to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs; and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence.  If Landlord shall on account of governmental requirements require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs.

Section 17.5.    Notwithstanding the provisions of Article 17 hereinabove, Tenant shall pay any increase in "real property taxes" resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

Section 17.6.     In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax and state franchise fees) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future.

ARTICLE 18 - Parking and Accommodation Areas

Section 18.1.    Subject to the provisions of Section 18.2, Landlord grants to Tenant during the demised term the exclusive right to use the parking facilities and other areas provided and designated as "Parking and Accommodation Areas" on Exhibit "B" hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents, employees and its invitees while working or visiting Tenant.  Landlord shall not be responsible to enforce such exclusive right to use all of the parking spaces in the Parking and Accommodation Areas, and the use of any such parking spaces by persons other than Tenant or its employees, contractors, agents and invitees shall not be deemed a breach by Landlord of any provision of this Lease.  Tenant agrees that its officers, agents and employees will park their automobiles only in the parking areas provided in the Parking and Accommodation Areas, and Tenant specifically agrees that such officers, agents and employees will not park on any public streets in the vicinity of the demised premises.  Except as provided in Section 17.4., Landlord shall not charge parking fees for such right to use parking facilities.

Section 18.2.    All parking areas and facilities furnished by Landlord including, but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, and Tenant agrees to abide by and conform therewith.  Landlord shall have the right to construct, maintain and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to restrict employee parking to employee parking areas, to construct surface, subterranean and/or elevated parking areas and facilities, to establish and from time to time change the level of parking surfaces, to close (if necessary) all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, other lessees, and their respective employees and visitors.

Section 18.3.   Tenant agrees during the demised term to pay to Landlord an annual charge which shall be Landlord's actual gross costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article.  The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord.  Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.

Landlord's said gross costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practice by an accountant employed by Landlord.  The determination of such accountant shall be conclusive.  Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises, policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to ten percent (10%) of the total of all of the above for administration of the Parking and Accommodation Areas.

Section 18.4.    The Parking and Accommodation Areas included for the purpose of this Article are those shown on Exhibit "B" outside of the building area.

ARTICLE  19 - Miscellaneous

Section 19.1.    Landlord and its designee shall have the right during reasonable business hours to enter the demised premises except restricted areas as established by or on behalf of the Federal Government for security purposes (and in emergencies at all times), (i) to inspect the same, (ii) for any purpose connected with Landlord's rights or obligations under this Lease and, (iii) for all other lawful purposes.

Section 19.2.   Tenant shall not be entitled to make repairs at Landlord's expense, and Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the demised premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent.

Section 19.3.   This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist.  This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease.  If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

Section 19.4.    If Tenant should hold over after the demised term and any extension thereof as herein provided for, then such holding over shall be construed as a tenancy from month to month at a rent double that provided for under the monthly rental of the principal term of this Lease.

Section 19.5.    Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

Section 19.6.    Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the demised term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

Section 19.7.    Subject to Article 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

Section 19.8.

A.           Tenant shall promptly pay all sums of money with respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant's agents, employees, contractors or subcontractors, that may be secured by any mechanic's, materialmen's, supplier's or other liens against the demised premises or Landlord's interest therein.  In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant.  However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond from a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law; and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien.  Failure of Tenant to discharge the lien, or, if contested, to provide such bond and indemnification, shall constitute a default under this Lease and in, addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated, to discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys' fees, shall be due and payable by Tenant to Landlord forthwith on demand.

B.            At least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord.  Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

Section 19.9.

A.           Tenant shall deposit with Landlord the sum specified in Section 2.4.(B) hereof as a "Security Deposit".  The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant.  The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

B.            If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, apply the entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord toward the payment of rent or additional rent, loss, or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited.  Should Tenant comply with all of said terms and promptly pay all of the rent and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant at the end of the demised term.

C.            In the event of bankruptcy or other similar proceedings listed in Article 14 hereof, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

D.            In the event Landlord delivers the Security Deposit to the purchaser of Landlord's interest in the demised premises, Landlord, after written notice to Tenant of said delivery, shall be discharged from any further liability with respect to the Security Deposit.  This provision shall also apply to any subsequent transferees.

Section 19.10.  All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by United States certified mail, return receipt requested, postage prepaid, or overnight courier (provided a receipt is given), and addressed as follows:

If sent by mail to Tenant, the same shall be addressed to the Tenant at 230 Constitution Drive, Menlo Park, California  94025, or at such other place as Tenant may from time to time designate by notice to Landlord.

If sent by mail to Landlord, the same shall be addressed to Landlord at Sixty 31st Avenue, San Mateo, California  94403-3497, or at such other place as Landlord may from time to time designate by notice to Tenant.

Any such notice when sent by certified mail as above provided shall be deemed duly served on the third business day following the date of such mailing.  Any such notice when sent by overnight courier as above provided shall be deemed duly served on the first business day following the date of such mailing.

Section 19.11.  As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include corporation, firm or association.

Section 19.12.  In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys' fees actually incurred.

Section 19.13.   Each term and each provision of this instrument performable by Tenant shall be construed to be both a covenant and a condition.

Section 19.14.  Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

Section 19.15.Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

Section 19.16.  The Tenant warrants that it has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease.  Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

Section 19.17.Tenant agrees that its interest in this Lease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the demised premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof, but nothing herein contained shall be deemed to alter or limit Tenant's rights as set forth in Section 19.6.  Tenant shall, at the request of Landlord or any mortgagee, trustee or holder of any such security instrument, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage, deed of trust and/or other security indenture.  If any mortgagee, trustee or holder of such security instrument elects to have the Tenant's interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture.

Section 19.18.  Landlord reserves the right during the last six months of the demised term of this Lease or the last six months of any extension hereof to enter the property during normal working hours for the purpose of showing the demised premises (except restricted areas established by, or on behalf of, the Federal Government for security purposes) to prospective tenants or purchasers and to place signs (for the last year) on the demised premises advertising the property for lease or sale.

Section 19.19.  The following terms as used in this Lease shall have the following meaning:

(a)           "Unavoidable Delay" means any prevention, delay or stoppage due to strike(s), lockout(s), labor dispute(s), act(s) of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other conditions or causes beyond the reasonable control of the party obligated to perform.

Section 19.20.  Tenant shall at any time during the demised term, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or, at Landlord's request, Landlord's mortgagee, an estoppel certificate in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested.  Any such certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the demised premises.  Tenant's failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

IN WITNESS WHEREOF, the parties have executed this instrument.

TENANT:		LANDLORD:
BIOTIME,		DAVID D. BOHANNON ORGANIZATION,
a California corporation		a California corporation

By:	s/Michael D. West	By:	s/Scott Bohannon
	President		Senior Vice President

By:	s/Judith Segall	By:	s/Ernest Lotti, Jr.
	Secretary		Secretary

EXHIBIT “A”

BOHANNON PARK

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA

DESCRIPTION OF DEMISED PREMISES

FOR

“BIOTIME”

Commencing at the most easterly corner of Parcel 2, as said parcel is shown on a map entitled “Parcel Map, being a resubdivision of Lots 36, 37, 38, 39 and 40 of Bohannon Industrial Park Unit No.7 (Vol.60 of Maps, Page 10), Menlo Park, San Mateo County, California,” which map was filed in the office of the County Recorder of San Mateo County, State of California, on October 2, 1973, in Volume 22 of Parcel Maps at Page 26, more particularly described as follows:

Thence from said corner of commencement South 67°17’ East 47.00 feet and South 22°43’ West 20.00 feet;

THENCE	SOUTH	67º17’ EAST 172.00 FEET;
“	SOUTH	22 º 43’ WEST 140.00 FEET;
“	NORTH	67 º 17’ WEST 172.00 FEET;
AND	NORTH	22 º 43’ EAST 140.00 FEET

to the point of beginning.

Containing approximately 24,080 square feet.

PORTION OF PARCEL 2
PARCEL 1
N.67°17'W. 266.00'
PARKING & ACCOMODATION AREAS
172.00'
BIOTIME
PARCEL "B"
LOT AREA = 59,850 SQ.FT.±
BUILDING "B"
24,080 SQ.FT.±
140.00'
140.00'
S.22°43'W. 225.00
N.22°43'E. 225.00'
POINT OF BEGINNING
172.00'
230
MOST NORTHERLY CORNER
OF PARCEL 2
47.00'
233.00'
280.00'
S.67°17'E. 266.00'
CONSTITUTION DRIVE
SCALE: 1" = 60'-0"

BOHANNON INDUSTRIAL PARK

EXHIBIT "B"

230 CONSTITUTION DRIVE, MENLO PARK, CALIF.

August 15, 2012

TENANT: **BIOTIME**